CONSENT OF INDEPENDENT ACCOUNTANTS


                           We hereby consent to the incorporation by reference
in the accompanying
Form S-8, of our report dated June 25, 1997, relating to the April 30, 1997 financial statements of A.G. Holdings, Inc., included in the Annual Report of A.G. Holdings, Inc.
 on Form 10-KSB
for the year ended April 30, 1997.





PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
November 21, 1997